Exhibit 10.20(b)

SECOND AMENDMENT TO CONSULTING AGREEMENT

This Second Amendment to the Consulting Agreement dated June 3, 2021 and amended on March 30, 2022 (the “Amendment”) is made and entered into as of April 25, 2022 and shall be effective as of April 25, 2022, by and between Alchemy Advisory LLC, a Limited Liability Company organized under the laws of Puerto Rico (the “Consultant”) and located at _______________________________________, and Adamas One Corp., a Nevada corporation (the “Company”) and having its principal place of business at 411 University Ridge, Suite 110, Greenville, South Carolina 29601. The Company and the Consultant are collectively referred to herein as the “Parties”.

RECITALS

A.       The Company currently engages the Consultant pursuant to the terms and conditions of that certain Consulting Agreement dated June 3, 2021 as amended on March 30, 2022 (the “Consulting Agreement”).

B.       The Company and the Consultant desire to amend the Consulting Agreement to extend the term set forth therein and to modify the compensation arrangement set forth therein, as provided in greater detail below.

NOW, THEREFORE, in consideration of the mutual agreements and covenants hereinafter set forth and for other valuable consideration, the Company and the Consultant hereby agree as follows:

AGREEMENT

1.       Definitions. Unless otherwise defined, capitalized terms used herein shall have the meanings assigned to them in the Consulting Agreement.

2.       Term. Section 2 of the Consulting Agreement is hereby amended and restated in its entirety to read as follows:

“TERM. Consultant’s engagement with the Company shall commence on the June 3, 2021 and shall continue until June 30, 2022.”

3.       Compensation. As a condition to the extension of the term of this Agreement, the Company shall issue to the Consultant, upon the signing by the Company of this Agreement, 50,000 shares (“Shares”) of the Company’s restricted common stock, $0.001 par value per share (“Common Stock”), as a consideration for the extension of this Consulting Agreement. All such Shares shall be issued and delivered by the Company to the Consultant within five (5) business days after the date of the execution of this Agreement by the Company. All of such Shares will be duly authorized, validly issued, fully paid and non- assessable and without any lien of the Company. Should the Company fail to issue the Shares within such five (5) business days, the Company hereby agrees to pay to the Consultant, as liquidated damages and not as a penalty, the cash sum of $1,000.00 per day for every day until all of such Shares have been delivered to the Consultant. For all relevant purposes, the number of Shares to be issued and delivered to the Consultant shall be appropriately adjusted to take into account any stock split, stock dividend, reverse stock split, recapitalization, issuance of additional share (regardless of the purpose and regardless of the price) or similar change in the Company’s common stock, which may occur between the date of the execution of this Amendment and closing date of the Company’s initial public offering (“IPO”). For clarity, in the event the Company undertakes a reverse stock split prior to the IPO, the Company agrees to issue additional shares so that the Consultant will have a total of 50,000 restricted shares of Common Stock from this grant on the date immediately post-reverse stock split and on the date of the closing of the IPO. However, notwithstanding the foregoing, the Consultant shall not receive shares of Common Stock that would cause it to be the beneficial owner of more than 9.99% of the Company’s issued and outstanding shares of Common Stock on the date immediately post-reverse stock split. Any such shares that exceed the 9.99% shall be held in trust for the Consultant by the Company and shall thereafter be issued to the Consultant, immediately upon its request, at any time or from time to time, when such shares would not cause the Consultant to be the owner of more than 9.99% of the Company’s issued and outstanding shares of Common Stock. For avoidance of doubt, the total number of Shares granted to the Consultant by the Consulting Agreement, the first amendment to the Consulting Agreement dated March 30, 2022 and this Second Amendment to the Consulting Agreement is 170,000.

4.       Registration of Shares. The Company hereby agrees that it will register all Shares issuable hereunder and previously issued to the Consultant in the registration statement that it has filed confidentially with the U.S. Securities and Exchange Commission and that it will file publicly hereafter for the Company’s IPO.

5.       True-Ups. All of the Shares to be issued to the Consultant hereunder shall be considered to be “Investor Registrable Securities” under the Registration Rights Agreement dated May 24, 2021 and June 3, 2021 (“Registration Rights Agreement”) by and between the Investor and the Company and shall have all of the rights that the other such Investor Registrable Securities have in accordance therewith. In addition, for good and valuable consideration, the receipt of which is hereby acknowledged by the Company, if the closing price of one share of the Common Stock issued under the Consulting Agreement as amended, on its first day of trading on a national securities exchange immediately following the date upon which the Lock-Up expires, is below the per share offering price in the Company’s final prospectus, the Company agrees to issue to the Consultant, without further payment by the Consultant, a number of shares of Common Stock (“Additional Shares”) equal to the following formula:

●	Step 1: X multiplied by CP = Y

●	Step 2: X multiplied by OP = W

●	Step 3: If W is equal to Y, there shall be no adjustment;

●	Step 4: If W is greater than Y, then W minus Y = Z

●	Step 5: Z divided by CP = A.

Where: “CP” is the actual closing price of the Common Stock on the first trading day after the Lock-Up expires;

“OP” is the offering price of the Common Stock in the IPO;

“W” is the product of the number of Incentive Shares, Conversion Shares (if any) and Warrant Shares (if any) owned by the Investor on the date that the Lock-Up expires multiplied by the offering price of the Common Stock in the IPO;

“X” is the number of Incentive Shares, Conversion Shares (if any) and Warrant Shares (if any) owned by the Investor on the date that the Lock-Up expires;

“Y” is the product of the number of Incentive Shares, Conversion Shares (if any) and Warrant Shares (if any) owned by the Investor on the date that the Lock-Up expires multiplied by the actual closing price of the Common Stock on the first trading day after the Lock-Up expires;

“Z” is the result of the difference between (i) product of the number of Incentive Shares, Conversion Shares (if any) and Warrant Shares (if any) owned by the Investor on the date that the Lock- Up expires multiplied by the offering price of the Common Stock in the IPO and (ii) the product of the number of Incentive Shares, Conversion Shares (if any) and Warrant Shares (if any) owned by the Investor on the date that the Lock-Up expires multiplied by the actual closing price of the Common Stock on the first trading day after the Lock-Up expires;

“A” represents the number of shares to be issued to the Investor by the Company if the closing price of the Common Stock on the first trading day after the Lock-Up expires is less than the offering price.

So, for example, if X = 100,000 shares; CP = $4.25; and OP = $5.00, then:

● Step 1: 100,000 multiplied by $4.25 = $425,000;

● Step 2: 100,000 multiplied by $5.00 = $500,000;

● Step 3: $500,000 minus $425,000 = $75,000;

● Step 4: $75,000 divided by $4.25 = 17,647.06;

Proof: 100,000 + 17,647.06 = 117,647.06 total shares multiplied by $4.25 = $500,000.

The Company shall be obligated to deliver the non-registered Additional Shares within ten (10) business days after the expiration date of the Lock-Up, which Shares shall be duly authorized, validly issued and non-assessable and shall contain a legend stating that they were issued pursuant to an exemption from the registration requirements of the Securities Act of 1933, as amended, the transfer of such shares being restricted thereunder.

6.       Continuing Force and Effect. Except as herein expressly amended, modified and/or supplemented, all terms, covenants and provisions of the Consulting Agreement and the first amendment to the Consulting Agreement dated March 30, 2022 are and shall remain in full force and effect and all references therein to such Consulting Agreement shall henceforth refer to the Consulting Agreement as amended by the first amendment to the Consulting Agreement dated March 30, 2022 and this Amendment. This Amendment shall be deemed incorporated into, and a part of, the Consulting Agreement.

[Remainder of Page Intentionally Left Blank; Signature Page Follows.]

IN WITNESS WHEREOF, this Amendment has been made and entered into as of the date and year first above written.

The Company		The Consultant

Adamas One Corp.		Alchemy Advisory LLC
a Nevada Corporation		a Puerto Rico Limited Liability Company

/s/ John Grdina		/s/ Dmitriy Shapiro
By:	John Grdina	By:	Dmitriy Shapiro
	Chief Executive Officer		Founder

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